SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

October 31, 2013
Date of report (Date of earliest event reported)

PIPER JAFFRAY COMPANIES
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31720	30-0168701
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Nicollet Mall, Suite 1000 Minneapolis, Minnesota	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 303-6000
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Piper Jaffray Companies (the “Company”) and Brien O’Brien, the Company’s Head of Asset Management, have agreed that Mr. O’Brien’s employment agreement with the Company entered into on January 9, 2012 (as amended, the “Employment Agreement”) will be terminated without Cause (as defined in the Employment Agreement).  The Company provided Mr. O’Brien formal written notice of termination pursuant to the Employment Agreement on October 31, 2013.  Mr. O’Brien will remain with the Company until March 31, 2014 (the “Effective Date”), while he transitions his duties and responsibilities.  Pursuant to the Employment Agreement, the Company may enter into an employment consulting agreement following his termination.  Mr. O’Brien will continue to receive the base salary, benefits and any quarterly and annual cash payments he would otherwise have become entitled to under the Employment Agreement through the Effective Date.

As previously announced, Chris Crawshaw, President of Advisory Research, Inc. will assume the role of CEO of Advisory Research, Inc. on January 1, 2014.

The Employment Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission (“SEC”) on January 11, 2012, and amendments were filed as exhibits to the Company’s Current Report on Form 8-K filed with the SEC on February 27, 2012 and February 8, 2013, and the descriptions of the Employment Agreement contained in such filings are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIPER JAFFRAY COMPANIES

Date: November 6, 2013	By	/s/ John W. Geelan
John W. Geelan
General Counsel and Secretary